Exhibit 5.1

August 14, 2026

BCB Bancorp, Inc.

104-110 Avenue C

Bayonne, NJ 07002

Re:	BCB Bancorp, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BCB Bancorp, Inc., a New Jersey corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 filed on August 14, 2026 by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) (the “Registration Statement”).

The Registration Statement relates to the registration under the Act of an aggregate of $100,000,000 of securities (the “Securities”), consisting of any of the following: (i) debt securities of the Company, whether senior or subordinated (collectively, “Debt Securities”); (ii) shares of common stock, no par value, of the Company (“Common Stock”); (iii) shares of preferred stock, $0.01 par value, of the Company (“Preferred Stock”), which may be issued in the form of depositary shares (“Depositary Shares”); (iv) warrants to purchase Debt Securities, Common Stock or Preferred Stock of the Company (“Warrants”); (v) stock purchase contracts of the Company (“Purchase Contracts”); (vi) subscription rights to purchase Debt Securities, Common Stock or Preferred Stock of the Company (“Subscription Rights”); and, (vii) units comprised of two or more of the securities described above in any combination (“Units”). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Subscription Rights and Units are collectively referred to herein as the “Securities.”

The Securities are to be issued, separately or together, in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

Arnold & Porter Kaye Scholer LLP 250 West 55th Street | New York, NY 10019-9710 | www.arnoldporter.com

August 14, 2026

The Senior Debt Securities are to be issued pursuant to a Senior Debt Indenture (the “Senior Indenture”), and the Subordinated Debt Securities are to be issued pursuant to a Subordinated Debt Indenture (the “Subordinated Indenture”), the respective forms of which are exhibits to the Registration Statement (collectively, the “Indentures”), and are to be entered into, in each case, between the Company and a trustee (the “Trustee”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations of the Act.

In rendering the opinion set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents, including:

1.	the Registration Statement, including all exhibits thereto;

2.	a copy of the Company’s Certificate of Incorporation, as amended, certified to be a true and correct copy by the Secretary of State of the State of New Jersey as of August 10, 2026;

3.	the Company’s Bylaws, as amended, certified to be a true and correct copy by the Secretary of the Company;

4.

a copy of the certificate issued by the Secretary of State of New Jersey, dated as of August 7, 2026, as to the good standing in the State of New Jersey of the Company (the “Good Standing Certificate”);

5.	one or more certificates provided to us by one or more officers of the Company (the “Officers’ Certificates”); and

6.	resolutions adopted by the board of directors of the Company.

The items referred to in paragraphs 1 through 6 above are referred to herein collectively as the “Documents”. In addition to the Documents, we have examined such other documents, corporate records and questions of law as we deem necessary for the purposes of this opinion letter. As to matters of fact, we have relied solely upon our review of the Documents. Further, in making the foregoing examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder, that all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto (other than the Company) and that all such documents constitute the valid and binding obligation of each party thereto (other than the Company) enforceable against each such party in accordance with their terms. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

August 14, 2026

In rendering the opinions set forth below, we do not express any opinion concerning any law other than the New Jersey Business Corporation Act. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.

With respect to any shares of Common Stock, when the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors against payment therefor (not less than the par value of the Common Stock) provided for therein, or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the board of directors, such shares of Common Stock will be duly authorized, validly issued, fully-paid and non-assessable.

2.

With respect to any particular series of shares of Preferred Stock, upon the proper filing with the New Jersey Department of the Treasury, Division of Revenue and Enterprise Services of an amendment to the Company’s certificate of incorporation setting forth the designation of the relative rights, preferences and limitations of any series of Preferred Stock, when all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of shares of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against payment therefor (in excess of the par value thereof) provided for therein, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

August 14, 2026

3.

With respect to any Debt Securities, when (a) the necessary corporate action on the part of the Company has been taken to approve the issuance of and the terms of the offering of such Debt Securities and related matters, (b) the applicable Indenture with respect to such Debt Securities has been duly authorized, executed and delivered by the Company and the applicable indenture trustee, (c) the applicable indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.

With respect to any Warrants, when the necessary corporate action on the part of the Company has been taken to approve the issuance of and the terms of the offering of such Warrants and related matters, the applicable warrant agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by a warrant agent and the Company, the specific terms of the Warrants have been duly authorized and established in accordance with such warrant agreement, and such Warrants have been duly executed, authenticated, issued and delivered in accordance with such warrant agreement and the applicable purchase, underwriting or similar agreement against payment therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.

With respect to any Depositary Shares, when (a) the board of directors has taken all necessary corporate action to approve the issuance and terms of such Depositary Shares, the terms, execution and delivery of the deposit agreement relating to the Depositary Shares (“Deposit Agreement”), the terms of the offering thereof and related matters, (b) the Deposit Agreement has been duly authorized and validly executed and delivered, (c) the shares of Preferred Stock underlying the Depositary Shares have been duly authorized for issuance, validly issued and deposited with the depositary in accordance with the applicable Deposit Agreement, and (d) depositary receipts for such Depositary Shares have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, or upon

August 14, 2026

the conversion or exercise of Warrants or other Securities to purchase Depositary Shares, upon payment of the consideration therefor provided for therein, or upon conversion or exercise of Warrants or other Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the board of directors, for the consideration approved by the board of directors, such Depositary Shares will be validly issued and will entitle their holders to the rights specified in the Deposit Agreement and the depositary receipts.

6.

With respect to any Units, when (a) the board of directors has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (“Unit Agreement”), the terms of the offering thereof and related matters, (b) the Unit Agreement has been duly authorized and validly executed and delivered, and (c) such Units have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, or upon the exercise of Warrants or Subscription Rights to purchase Units, upon payment of the consideration therefor provided for therein, then such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7.

With respect to any Purchase Contracts, when (a) the board of directors has taken all necessary corporate action to approve the issuance, terms, execution and delivery of the Purchase Contracts and the terms of the offering thereof and related matters, (b) the Purchase Contracts have been duly authorized, executed and delivered by each of the parties thereto, and (c) the Purchase Contracts have been issued and sold upon payment of the consideration therefor provided for therein, then such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

8.

With respect to any Subscription Rights, when (a) the board of directors has taken all necessary corporate action to approve the issuance and terms of such Subscription Rights, the terms, execution and delivery of the subscription agreement relating to the Subscription Rights (“Subscription Agreement”), the terms of the offering thereof and related matters, (b) the Subscription Agreement has been duly authorized and validly executed and delivered, and (c) such Subscription Rights have been duly executed, attested, issued and

August 14, 2026

delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Subscription Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, upon payment of the consideration therefor provided for therein, then such Subscription Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

For purposes of the opinions expressed herein, we have assumed that:

(1)

at or prior to the time of the delivery of any such Security, (i) the board of directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of New Jersey, or its other current state of incorporation; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indentures and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Security;

(2)

the execution, delivery and performance by the Company of any Security whose terms are established subsequent to the date hereof (i) require no action by or in respect of, or filing with, any governmental body, agency or official, except as set forth in Opinion 2 and (ii) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company;

(3)

in rendering this opinion letter, each opinion expressed and assumption relied upon herein with respect to the enforceability of any right or obligation is subject to and is qualified by the effects of each of the following: (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, equitable subordination and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law or codified by statute, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties or the reorganization of

August 14, 2026

financial institutions, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligations of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement, and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification, release of liability or exculpation with respect to securities law violations; and

(4)

in addition, we have assumed that (i) the Registration Statement and any amendments or supplements thereto (including post-effective amendments) will have become effective and will comply with all applicable laws, and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time any Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with applicable laws, (iii) the Company has or will have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly, authorized and validly executed and delivered by the Company and the other parties thereto, (vi) any Securities issuable upon conversion, exchange, redemption or exercise of any other Securities being offered under the Registration Statement will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, (vii) with respect to shares of Common Stock and Preferred Stock offered, there will be sufficient shares of unissued Common Stock and Preferred Stock, as applicable, authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of issuance thereof, (viii) in the case of any agreement pursuant to which any Securities are to be issued, there shall be no term or provision contained therein that would affect the opinions rendered herein, and (ix) all actions will have been taken by the Company prior to an issuance of Securities so as not to violate any applicable law or the Company’s Certificate of Incorporation, as amended, or Bylaws, as amended, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

August 14, 2026

The opinions set forth above are limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated. You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We are furnishing this opinion solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose. We assume no obligation to advise the Company of any changes in the foregoing subsequent to the delivery of this opinion. This opinion is rendered for the sole benefit of the addressee hereof and investors who purchase Securities pursuant to the Registration Statement and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any other document without our express written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP